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                                                                  EXHIBIT 23



                       ACCOUNTANTS' CONSENT


The Board of Directors
InaCom Corp.



We consent to incorporation by reference in Registration Statement Nos. 33-21438 and 33-38385 on Form S-8 and Registration Statement Nos. 333-14299 and 333-11687 on Form S-3 of InaCom Corp. of our report dated February 21, 1997 relating to the consolidated balance sheets of InaCom Corp. and subsidiaries as of December 28, 1996 and December 30, 1995, and the related consolidated statements of operations, stockholders' equity and cash flows and related financial statement schedule for each of the years in the three-year period ended December 28, 1996, which reports are included or incorporated by reference in the December 28, 1996 Annual Report on Form 10-K of InaCom Corp.

                                              /s/ KPMG Peat Marwick LLP
                                                  KPMG Peat Marwick LLP


Omaha, Nebraska
March 27, 1997





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